EXHIBIT 23.1







                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72249) pertaining to the Programmer's Paradise, Inc. 1986 Stock Option Plan, the Programmer's Paradise, Inc. 1995 Stock Plan and the Programmer's Paradise, Inc. 1995 Non-Employee Director Plan of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule of Programmer's Paradise, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                           /s/ Ernst & Young LLP


MetroPark, New Jersey
March 26, 1999